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                                                                    EXHIBIT 10.2

                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "Agreement") is entered into as of June 28, 2002, by and among Veritas DGC Land Inc. ("Veritas"), Kelly E. Miller, C.E. Miller, Robert M. Boeve and Guardian Energy Management Corp. (each, a "Major Stockholder" and collectively, the "Major Stockholders").

                              W I T N E S S E T H:

         WHEREAS, on April 15, 1999, Miller Exploration Company (the "Company") issued a promissory note (the "Note") to Veritas in the principal amount of four million six hundred ninety-six thousand forty and 60/100 dollars
($4,696,040.60), representing the outstanding balance due Veritas for services provided to the Company in 1998 and 1999;

         WHEREAS, also on April 15, 1999, the Company issued a warrant (the "Warrant") to Veritas that enables Veritas to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in lieu of receiving cash payments for the interest obligations under the Note, according to the terms set forth in the Warrant;

         WHEREAS, also on April 15, 1999, the Company and Veritas entered into a Registration Rights Agreement ("Registration Rights Agreement"), under which the Company agreed to register shares of Common Stock issued upon exercise of the Warrant as set forth therein;

         WHEREAS, as of July 18, 2000, the Company and Veritas agreed to amend certain terms of the Note, the Warrant and the Registration Rights Agreement pursuant to that certain First Amendment to Promissory Note, Warrant and Registration Rights Agreement (the "First Amendment");

         WHEREAS, the Company and Veritas have again agreed to amend certain terms of the Note and the Warrant by entering into a Second Amendment to Promissory Note and Warrant of even date herewith (the "Second Amendment"); and

         WHEREAS, in order to induce Veritas to enter into the Second Amendment, which provides a substantial benefit to the Major Stockholders, the Major Stockholders have agreed, among other things, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. In addition to the other defined terms set forth in this Agreement, the following terms shall have the following meanings:

                  "Common Stock" has the meaning set forth in the recitals of this Agreement.

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                  "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, securities convertible into or exchangeable for Common Stock, or securities with voting rights substantially similar to Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

                  "Lien" means any of the following: mortgage; lien (statutory or other); other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction; preemptive or similar right; the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction or sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

                  "Major Stockholder" and "Major Stockholders" have the meanings set forth in the opening paragraph of this Agreement.

                  "Participation Offer" has the meaning provided in Section 2.1 hereof.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Sale" means any bona fide sale of Securities held, directly or indirectly, by any person to any unaffiliated third party (other than a sale effected by means of a broker-dealer transaction on any market or stock exchange on which the Common Stock is then listed).

                  "Second Amendment" has the meaning set forth in the recitals of this Agreement.

                  "Security" or "Securities" means shares of Common Stock and Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

                  "Selling Major Stockholder" has the meaning set forth in
Section 2.1 hereof.

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                                    ARTICLE 2

                             TRANSFERS OF SECURITIES

         2.1. Tag-Along Rights. In the event that a Major Stockholder (a "Selling Major Stockholder") desires to effect a Sale, then at least 20 days prior to the closing of such Sale, such Selling Major Stockholder shall make a written offer (the "Participation Offer") to Veritas to include in such proposed sale a portion of its Securities which represents the same percentage of Veritas' total Fully-Diluted Common Stock as the Securities being sold by such Selling Major Stockholder represents of its total Fully-Diluted Common Stock; provided, that in applying this Section 2.1, Veritas' rights hereunder shall first be applied to Securities of Veritas that are the same as the Securities being sold by the Selling Major Stockholder and then, to the extent that like Securities are insufficient to satisfy Veritas' rights hereunder, to the other Securities of Veritas (after exercise, exchange or conversion into shares of Common Stock, which exercise, exchange or conversion may be conditioned by Veritas on the closing of the proposed sale). Veritas shall bear its own costs and expenses in connection with any sale of Securities pursuant to this Section 2.1.

         2.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) Veritas' timely execution and delivery of all agreements and other documents as any Selling Major Stockholder is required to execute and deliver in connection with such sale; provided that Veritas shall not be required to make any representations or warranties in connection with such sale other than representations and warranties as to (A) Veritas' ownership of its Securities to be sold free and clear of all Liens, (B) Veritas' power and authority to effect such sale and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require. If Veritas shall accept the Participation Offer by written notice to the Selling Major Stockholder within ten days after the date on which Veritas receives the Participation Offer, such Selling Major Stockholder shall reduce, to the extent necessary, the number of Securities it otherwise would have sold in the proposed Sale so as to permit Veritas to sell the number of Securities that it is entitled to sell under Section 2.1, and the Selling Major Stockholder and Veritas shall sell the Securities specified in the Participation Offer to the proposed transferee in accordance with the terms of such Sale as set forth in the Participation Offer. The purchase price payable for Securities of Veritas that are not the same as the Securities being sold by the Major Stockholder shall be adjusted, as appropriate, to reflect the comparative economics of such Securities.

         2.3 Certain Events Not Deemed Sales. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any person constitute a Sale by any Major Stockholder for purposes of Section 2.1 or Section 2.2, provided that the underlying consideration or the right to participate is extended to all holders of Common Stock and Common Stock Equivalents. In addition, Sections 2.1 and
Section 2.2 hereof shall not apply to any transfer, sale, or disposition of shares of Securities solely among Major Stockholders, their immediate family members or their affiliates; provided that any such transferee shall first agree to be bound by the terms of this Agreement as a Major Shareholder and shall execute and deliver a written acknowledgement thereof to Veritas prior to any such transfer.

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                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given
(i) on the date of delivery, if hand delivered, (ii) on the date of confirmed receipt, if telecopied, (iii) three days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one business day after the date of sending, if sent overnight by Federal Express or other recognized overnight courier. All such notices and communications shall be sent or delivered to the following parties at the addresses or to the fax numbers specified on the signature page hereof.

         3.2 Governing Law. THIS STOCKHOLDERS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (EXCLUSIVE OF THE CHOICE OF LAW PROVISIONS THEREOF) OF THE STATE OF TEXAS AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

         3.3 Exclusive Jurisdiction; Attorneys' Fees. Each party to this Agreement hereby irrevocably agrees that any legal proceeding in respect of this Agreement may be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Each party to this Agreement hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such party. The prevailing party or parties shall be entitled to recover from the non-prevailing party or parties their reasonable attorneys' fees and costs, including those on appeal.

         3.4 Successors and Assigns. This Stockholders Agreement shall be binding upon the Veritas and each Major Stockholder, and their respective successors and assigns.

         3.5 Counterparts; Facsimile Signatures. This Stockholders Agreement may be executed in multiple counterparts, each of which shall be deemed an original Stockholders Agreement, and all of which shall constitute one Stockholders Agreement between each of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart. Each party hereto hereby acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Stockholders Agreement; provided, however, that any party executing this Stockholders Agreement by facsimile signature shall provide the other parties with the number of original signatures pages as

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such other parties may specify as soon as is practicable following a request for same by the such other parties.

         3.6 Severability. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 No Waivers; Amendments. Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties.

         3.8 Construction. The headings in this Stockholders Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Stockholders Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Stockholders Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

         3.9 Transfer Taxes. Each party will pay all respective sales, transfer and documentary taxes, if any, payable in connection with any conveyances, assignments, transfers and deliveries to be made by it pursuant to this Stockholders Agreement.

         3.10 Third Parties. No third party beneficiary rights are granted by the parties pursuant to this Stockholders Agreement.

         3.11 Expiration. This Agreement shall expire on the transfer, sale or other disposition by Veritas of all of the Common Stock underlying the Warrant.






                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHERE, the parties hereto have executed this Amendment as of the date first written above.


                                             VERITAS DGC LAND, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             -----------------------------------
                                             Kelly E. Miller


                                             -----------------------------------
                                             C. E. Miller


                                             -----------------------------------
                                             Robert M. Boeve


                                             GUARDIAN ENERGY MANAGEMENT CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title: